                                                     STOCKHOLDER AGREEMENT dated
                                         as of March 12, 1998 among EMBARCADERO
                                         HOLDING CORP. I, a Delaware corporation
                                         ("Embarcadero I"), EMBARCADERO HOLDING
                                         CORP. II, a Delaware corporation
                                         ("Embarcadero II" and, together with
                                         Embarcadero I, the "Purchasers"), and
                                         the parties listed on Schedule A
                                         attached hereto (each, a "Stockholder"
                                         and, collectively, the "Stockholders").

      WHEREAS, the Purchasers, Alliance Imaging, Inc., a Delaware corporation, American Shared Hospital Services, a California corporation ("Parent") and MMRI, Inc., a California corporation and a wholly-owned subsidiary of Parent ("M Sub") propose to enter into a Securities Purchase Agreement dated as of the date hereof (as the same may be amended, modified or supplemented, the "Purchase Agreement") providing for the purchase by the Purchasers of the Shares, upon the terms and subject to the conditions set forth in the Purchase Agreement; and

      WHEREAS, each Stockholder owns the number of shares of Parent Common Stock set forth opposite his or its name on Schedule A attached hereto (such shares of Parent Common Stock, together with any other shares of capital stock of Parent acquired by such Stockholders after the date hereof (including, without limitation, through the exercise of any options, warrants, rights to acquire capital stock or similar instruments), being collectively referred to herein as the "Subject Shares"); and

      WHEREAS, as a condition to the Purchasers entering into the Purchase Agreement, the Purchasers have requested that each Stockholder enter into this Agreement.

      NOW, THEREFORE, to induce the Purchasers to enter into, and in consideration of its entering into, the Purchase Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows (capitalized terms used herein but not defined herein have the meanings set forth in the Purchase Agreement):

      1. Representations and Warranties of each Stockholder.

            Each Stockholder hereby represents and warrants, severally and not jointly, to each of the Purchasers as of the date hereof in respect of himself or itself as follows:

            (a) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Stockholder, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms. Except for informational filings with the SEC, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any certificate or articles of incorporation, bylaws, certificate or articles of limited partnership, limited partnership agreement, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets, including the Subject Shares, (ii) require any filing with, or permit, authorization, consent or approval of, or notice to, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets, including the Subject Shares. If the Stockholder is a natural person and is married, and the Stockholder's Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

            (b) The Subject Shares. The Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite his or its name on Schedule A attached hereto, free and clear of any Encumbrances. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Parent or any Subsidiary other than the Subject Shares set forth opposite his or its name on Schedule A attached hereto. The Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

            (c) Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder's or other fee or commission in connection with the execution and delivery of this Agreement by such Stockholder or the performance by such Stockholder of its or his obligations hereunder.

      2. Voting of Shares.

            Each Stockholder hereby severally agrees, subject to the terms and conditions set forth herein, to vote (or cause to be voted) the Subject Shares in favor of (i) the Parent entering into the Purchase Agreement and the Related Documents to be entered into by Parent, and (ii) approval of the terms thereof and each of the transactions contemplated by the Purchase Agreement and the Related Documents, at any meeting of stockholders of Parent called to vote upon the Purchase Agreement and the Related Documents or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the foregoing is sought.

      3. Covenants of Each Stockholder.

            Until the earlier of the Closing Date and the termination of this Agreement in accordance with Section 8, each Stockholder, severally and not jointly, agrees as follows:

            (a) At any meeting of stockholders of Parent or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares (and each class thereof) against (i) any Alternative Transaction, (ii) any amendment of Parent's certificate of incorporation or by-laws or other proposal or transaction involving Parent, which amendment or other proposal or transaction could impede, frustrate, prevent or nullify the Purchase Agreement, the Related Documents or any of the transactions contemplated thereby or change in any manner the voting rights of any class of Parent's capital stock, or (iii) any action that could cause Parent to breach any representation, warranty or covenant contained in the Purchase Agreement or the Related Documents. The Stockholder further agrees not to enter into any agreement or take any action inconsistent with the foregoing.

            (b) The Stockholder shall not (A) sell, transfer, give, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any or all of such Subject Shares or any interest therein or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, the Subject Shares to any Person or (B) enter into any voting arrangement, directly or indirectly, whether by proxy, voting agreement or otherwise, in respect of the Subject Shares, and the Stockholder agrees not to commit or agree to take any of the foregoing actions.

            (c) The Stockholder, and any beneficiary of a revocable trust for which such Stockholder serves as trustee, shall not take any action to revoke or terminate such trust or take any other action which would restrict, limit or frustrate in any way the transactions contemplated by this Agreement, the Purchase Agreement or the Related Documents. Each such beneficiary hereby acknowledges and agrees to be bound by the terms of this Agreement applicable to it.

      4. Grant of Irrevocable Proxy; Appointment of Proxy.

            (a) Each Stockholder hereby irrevocably grants to, and appoints, Embarcadero I and Josh Harris, in his capacity as an officer of such Purchaser, and any individual who shall hereafter succeed to any such office of such Purchaser, as such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares against (i) any Alternative Transaction, (ii) any amendment of Parent's certificate of incorporation or by-laws or other proposal or transaction involving Parent, which amendment or other proposal or transaction could impede, frustrate, prevent or nullify the Purchase Agreement or the Related Documents or any of the transactions contemplated thereby or change in any manner the voting rights of any class of Parent's capital stock, or (iii) any action that could cause Parent to breach any representation, warranty or covenant contained in the Purchase Agreement or the Related Documents. The proxy granted pursuant to this Section 4(a) shall terminate upon the earlier of (i) the Closing Date and (ii) the termination of this Agreement pursuant to Section 8.

            (b) Such Stockholder represents that there are no proxies heretofore given in respect of such Stockholder's Subject Shares. Such Stockholder further covenants not to grant any such proxies to any Person during the term of this Agreement.

            (c) Such Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution and delivery of the Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that the holder of such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 705(e) of California General Corporation Law.

      5. Further Assurances.

            Each Stockholder will, at Purchasers' expense, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as any Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

      6. Certain Events.

            Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares (and the associated rights in respect thereof) and shall be binding upon any Person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Parent affecting the Parent Common Stock (or any other class of Parent's capital stock), or the acquisition of additional shares of Parent Common Stock (or any other class of Parent's capital stock) or other voting securities of Parent by any Stockholder, the number of Subject Shares listed in Schedule A beside the name of such Stockholder shall be deemed to be automatically adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Parent Common Stock or other voting securities of Parent issued to or acquired by such Stockholder.

      7. Assignment.

            Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that any Purchaser may assign, in its sole discretion, any and all of its rights, interests and obligations hereunder to any of its Affiliates or its or its Affiliates' lenders. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

      8. Termination.

            This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earlier to occur of (i) the Closing Date and
(ii) the date upon which the Purchase Agreement is terminated in accordance with its terms.

      9. General provisions.

            (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

            (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by facsimile (with confirmation of delivery) or personally or sent by overnight courier (providing proof of delivery) to the Purchasers in accordance with Section 9.7 of the Purchase Agreement and to the Stockholders at their respective addresses and facsimile numbers set forth on Schedule A attached hereto (or at such other address and facsimile number for a party as shall be specified by like notice).

            (c) Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be deemed made to an Article or a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context otherwise requires, words importing the singular shall include the plural, and vice versa. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

            (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

            (g) Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

      10. Stockholder Capacity.

            No person executing this Agreement who is or becomes during the term hereof a director or officer of Parent or any of its Subsidiaries makes any agreement or understanding herein in his capacity as such director or officer. Each Stockholder signs solely in his or its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Stockholder in his or its capacity as an officer or director of Parent.

      11. Enforcement.

            The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in a New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of New York or a New York state court and
(iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

      12. Public Announcements.

            No Stockholder shall issue any press release or make any public statement without the prior written consent of the Purchasers, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

      IN WITNESS WHEREOF, the Purchasers and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                        EMBARCADERO HOLDING CORP. I


                                        By: /s/ Josh Harris
                                            ------------------------------
                                            Name:  Josh Harris
                                            Title: Vice President

                                        EMBARCADERO HOLDING CORP. II


                                        By: /s/ Josh Harris
                                            ------------------------------
                                            Name:  Josh Harris
                                            Title: Vice President

      IN WITNESS WHEREOF, the Purchasers and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                       GENERAL ELECTRIC COMPANY


                                        By: /s/ Rick Berger
                                            ------------------------------
                                            Name: Rick Berger
                                            Title:

      IN WITNESS WHEREOF, the Purchasers and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.


                                            /s/ Willie R. Barnes
                                            ------------------------------
                                                      WILLIE R. BARNES

      IN WITNESS WHEREOF, the Purchasers and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.


                                            /s/ Matthew Hills
                                            ------------------------------
                                                      MATTHEW HILLS

      IN WITNESS WHEREOF, the Purchasers and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.


                                            /s/ John F. Ruffle
                                            ------------------------------
                                                      JOHN F. RUFFLE

      IN WITNESS WHEREOF, the Purchasers and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.


                                             /s/ Stanley S. Trotman, Jr.
                                            ---------------------------------
                                                      STANLEY S. TROTMAN, JR.

      IN WITNESS WHEREOF, the Purchasers and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.


                                            /s/ Augustus A. White
                                            ---------------------------------
                                                  AUGUSTUS A. WHITE III, M.D.

      IN WITNESS WHEREOF, the Purchasers and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.


                                             /s/ Richard Magary
                                            ---------------------------------
                                                            RICHARD MAGARY

      IN WITNESS WHEREOF, the Purchasers and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.


                                            /s/ Craig K. Tagawa
                                            ---------------------------------
                                            CRAIG K. TAGAWA

                                   SCHEDULE A

                                                            Number of
                Name and Address                        Shares of Parent
                 of Stockholder                        Common Stock Owned
                 --------------                        ------------------

--------------------------------------------------------------------------------
            General Electric Company
                Crossroads Office
         20825 Swenson Drive, Suite 100
               Waukesha, WI 53186                           225,000
--------------------------------------------------------------------------------
                Willie R. Barnes
      c/o American Shared Hospital Services
             Four Embarcadero Center
                   Suite 3620
             San Francisco, CA 94111                         1,000
--------------------------------------------------------------------------------
                  Matthew Hills
      c/o American Shared Hospital Services
             Four Embarcadero Center
                   Suite 3620
             San Francisco, CA 94111                         1,582
--------------------------------------------------------------------------------
                 John F. Ruffle
      c/o American Shared Hospital Services
             Four Embarcadero Center
                    Suite 3620
             San Francisco, CA 94111                         76,711
--------------------------------------------------------------------------------
             Stanley S. Trotman, Jr.
      c/o American Shared Hospital Services
             Four Embarcadero Center
                    Suite 3620
             San Francisco, CA 94111                        103,962
--------------------------------------------------------------------------------
          Augustus A. White, III, M.D.
      c/o American Shared Hospital Services
             Four Embarcadero Center
                    Suite 3620
             San Francisco, CA 94111                         5,992
--------------------------------------------------------------------------------
                 Richard Magary
      c/o American Shared Hospital Services
             Four Embarcadero Center
                    Suite 3620
             San Francisco, CA 94111                         23,300
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 Craig K.Tagawa
      c/o American Shared Hospital Services
             Four Embarcadero Center
                    Suite 3620
             San Francisco, CA 94111                         12,600
--------------------------------------------------------------------------------